Exhibit 10.1

SUBLEASE
THIS SUBLEASE (this “Sublease”) is made and dated as of the 15th day of August, 2012 (the “Execution Date”) by the Sublandlord and the Subtenant named below.
ARTICLE 1 – BASIC SUBLEASE PROVISIONS
For the purposes of this Sublease, the following definitions and terms shall apply:
1.1    Sublandlord: FBR & CO., a Virginia corporation formerly known as FBR Capital Markets Corporation, a Virginia corporation.
1.2    Subtenant: MCG CAPITAL CORPORATION, a Delaware corporation
1.3    Subleased Premises: The office space indicated on Exhibit A hereto, comprising a portion of the tenth (10th) floor containing approximately 13,134 rentable square feet of space (the “Subleased Premises”) in the building (the “Building”) located at 1001 19th Street North, Arlington, Virginia. The Building and its parking areas and other appurtenances are herein together called the “Property.”
1.4    Sublease Term: A period of time (the “Sublease Term”) commencing on the “Effective Date” (as hereafter defined) and, unless sooner terminated as herein provided, ending on November 30, 2014 (the “Expiration Date”). The Sublease Term shall automatically expire or terminate upon the expiration or termination for any reason of the Prime Lease and Sublandlord shall be under no obligation to exercise any renewal option in the Prime Lease.
The Prime Lease requires the consent to this Sublease by Prime Landlord. This Sublease will become effective only when such consent of Prime Landlord has been given and this Sublease may be terminated by either party if such consent has not been given on or before forty-five (45) days from the Execution Date. Notwithstanding the foregoing, the Subtenant may elect to extend its option to terminate the Sublease to ninety (90) days after the Execution Date provided that the Rent Commencement Date shall be as set forth in Section 1.6(ii) below. The date that Prime Landlord provides its consent to this Sublease shall be referred to herein as the “Consent Date”. The later of (i) the date of execution of this Sublease, or (ii) the date immediately following the Consent Date shall be referred to herein as the “Effective Date”. Sublandlord shall provide Subtenant with notice of Prime Landlord’s consent to this Sublease as soon as practicable.

1.5    Omitted.
1.6    Rent Commencement Date: The later of (i) October 15, 2012, or (ii) forty-five (45) days following Sublandlord’s receipt of Prime Landlord’s consent to this Sublease and Sublandlord’s delivery of possession of the Subleased Premises to Subtenant in the condition required herein. Each twelve (12) month period following the Effective Date shall be referred to herein as a “Sublease Year”; provided, however that the last Sublease Year of the Sublease Term shall terminate on the date this Sublease expires or is otherwise terminated.
1.7    Base Rent:
(a)    The term “Base Rent” shall not include (i.e., Subtenant shall have no independent obligation to pay) “Operating Charges” and “Real Estate Taxes” (as defined in the Prime Lease).
    (b)    Commencing on the Rent Commencement Date, Subtenant covenants and agrees to pay Sublandlord Base Rent for the Premises in the amount of Three Hundred Ninety-Four Thousand Twenty Dollars and 00/100 ($394,020.00), per annum, payable in consecutive, equal monthly installments of Thirty-Two Thousand Eight Hundred Thirty-Five and 00/100 Dollars ($32,835.00) (the “Base Rent”). The Base Rent shall not be increased during the Sublease Term.
1.8    Permitted Use: Subtenant may use the Premises for general (non-medical and non-governmental) office purposes, as provided in Section 6.1 of the “Original Lease” (as hereafter defined).
1.9    Prime Lease: That certain Deed of Lease dated as of April 29, 2004 (the “Original Lease”) by and between Deutsche Immobilien Fonds Aktiengesellschaft, predecessor-in-interest to BFP Potomac Tower Co. LLC (the “Prime Landlord”) and Friedman Billings Ramsey Group, Inc. d/b/a Arlington Asset Investment Corp., predecessor-in-interest to Sublandlord, as amended by that certain First Amendment to Deed of Lease dated April 30, 2005 (the “First Amendment”), as further amended by that certain Second Amendment to Deed of Lease dated April 30, 2005 (the “Second Amendment”; the Original Lease, First Amendment and Second Amendment being collectively referred to herein as the “Prime Lease”). A true and correct copy of the Prime Lease, less and except any portions not relevant to Subtenant that have been redacted by Sublandlord, has been provided to Subtenant prior to execution of this Sublease.
1.10    Security Deposit: Thirty-Two Thousand Eight Hundred Thirty-Five and 00/100 Dollars ($32,835.00).
1.11    Payment of Security Deposit/First Month’s Rent. Upon full execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Sixty-Five Thousand Six Hundred Seventy and 00/100 Dollars ($65,670.00) as payment of the security deposit and the first month of the Subleased Premises Base Rent.
ARTICLE 2 ‑ GRANTING CLAUSE AND RENT PROVISIONS
2.1    Grant of Subleased Premises.
(a)    Grant. Sublandlord hereby leases the Subleased Premises to Subtenant during the Sublease Term, subject to the provisions of this Sublease.
(b)    Delivery. On the Effective Date, Sublandlord shall tender possession of the Subleased Premises to Subtenant broom-clean, but otherwise in its “as-is” “where-is” condition as of the Execution Date without the obligation of Sublandlord to make any improvements or repairs thereto, or provide any allowance in connection therewith except as required to deliver possession of the Subleased Premises in the condition as of the Execution Date, it being the intention of the parties that any damage occurring, or repairs necessary, during the period between the Execution Date and the Effective Date shall be the responsibility of the Sublandlord.
(c)    Furniture. Commencing on the Effective Date and continuing during the balance of the Sublease Term, Sublandlord shall provide to Subtenant the right to use the system furniture, office furniture, fixtures and equipment in the Subleased Premises described on Exhibit B attached hereto and incorporated herein (the “Furniture”). For the avoidance of doubt, Subtenant shall be required to provide its own phone switch. Subject to the following, Subtenant shall have no ownership interest in the Furniture at any time and shall surrender all of the Furniture at the expiration or sooner termination of the Sublease Term in the same condition that the Furniture was in on the Effective Date, ordinary wear and tear excepted. Subtenant shall maintain the Furniture in the condition received by Subtenant on the Effective Date, ordinary wear and tear excepted. Subtenant shall be liable for any loss or damage to the Furniture (ordinary wear and tear excepted) to the extent occurring during the Sublease Term (or any holdover period thereafter). Sublandlord shall have no liability to Subtenant or any third party in connection with Subtenant’s use of the Furniture. Subtenant shall accept the Furniture in its “as is” and “where is” condition, Sublandlord expressly disclaims any warranties or representations with respect to the condition of the Furniture or its sufficiency for use by Subtenant or others, provided, Sublandlord does hereby represent and warrant that Sublandlord holds title to such Furniture free and clear of all liens and encumbrances. Subtenant shall not remove any of the Furniture from the Subleased Premises and shall not assign its rights under this Section 2.1(c) to any other party without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, delayed or conditioned. Within fifteen (15) business days following the Execution Date, Subtenant shall be entitled to notify Sublandlord of any Furniture not desired by Subtenant, and Sublandlord shall arrange at its sole cost and expense to remove (as opposed to re-configure any systems furniture) such unwanted Furniture promptly following receipt of such notice (the “Subtenant’s Removal Notice”). In no event shall Sublandlord be required by Subtenant to remove any Furniture other than those items designated in Subtenant’s Removal Notice.
    (d)    Security System. Commencing on the Effective Date and continuing during the balance of the Sublease Term, Sublandlord shall provide to Subtenant the right to use the existing security system card readers for the Subleased Premises, and Sublandlord shall be responsible for delivering the existing security system card readers to Subtenant in good condition and repair on the Effective Date. Prior to the Effective Date, Sublandlord shall, at its sole cost and expense, contract directly with the security system provider (Kastle Systems) to separate the Subleased Premises from the remainder of the security system leaving the infrastructure and hardware intact and rendering the security system servicing the Subleased Premises wholly independent and fully operational. Sublandlord shall be responsible for any activation fees charged or imposed in order to render such security system for the Subleased Premises operational, but Subtenant shall be responsible for the cost of any access cards together with any monitoring charges imposed by Kastle Systems for services to the Subleased Premises from and after the Effective Date.

    (e)    Logistics Support. Sublandlord shall, at no additional cost or expense to

Subtenant, make its information technology and other logistical staff available, on a reasonable basis, to meet with Subtenant to coordinate its relocation to the Subleased Premises. For the avoidance of doubt, the foregoing coordination shall not include actual network installation, maintenance or support; cabling; or any other information technology services.

2.2    Base Rent; Late Payment. Subtenant covenants and agrees to pay the Base Rent to Sublandlord in equal monthly installments in advance during the term of this Sublease, without demand, offset or reduction (except as otherwise provided herein) on or before the first day of each calendar month during the Sublease Term, provided, if Rent Commencement Date shall occur on a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the Sublease Term. Subtenant shall pay, as additional rent, all other sums due under this Sublease. Base Rent and additional rent are sometimes collectively called “rent”. If any payment due Sublandlord is not received by Sublandlord by the fifth (5th) day after it became due, Subtenant shall at Sublandlord’s request pay to Sublandlord a late payment charge of five percent (5%) of the past-due amount. If any payment due Sublandlord is not received by Sublandlord by the tenth (10th) day after it became due, such outstanding amount due shall accrue interest at the rate of one and one percent (1.0%) per month until fully paid.
2.3    Additional Rent.
(a)    Sublandlord and Subtenant agree that, except for Electricity Charges and “Non-Standard Operating Expenses” (as hereafter defined), the Base Rent shall include all charges for services provided to the Subleased Premises by the Prime Landlord under the terms of the Prime Lease (i.e., Subtenant shall not be responsible for paying increases in Operating Charges or Real Estate Taxes).
(b)    Notwithstanding anything to the contrary contained in Section 2.3 above, Subtenant shall be responsible for (i) excess use charges invoiced or billed by the Prime Landlord, to the extent applicable to the Subleased Premises and attributable to the Sublease Term or otherwise incurred by Sublandlord in connection with Sections 14.3 and 14.5 of the Original Lease; (ii) additional insurance costs charged by Prime Landlord under Section 13.2 of the Original Lease, to the extent imposed as a result of Subtenant’s operations within the Subleased Premises and attributable to the Sublease Term; (iii) charges for condenser water for supplemental air conditioning and all use, consumption and other charges for after-hours air conditioning pursuant to Section 14.1 of the Original Lease, to the extent applicable to the Subleased Premises and attributable to the Sublease Term; and (iv) any other special services for the Subleased Premises during the Sublease Term for which Sublandlord is or would be responsible under the Prime Lease or otherwise (collectively, “Non-Standard Operating Expenses”). Subtenant shall pay the amounts referred to in this Section within ten (10) business days after receipt of an invoice for the amount due.
2.4    Holding Over. Upon the expiration or earlier termination of this Sublease, Subtenant agrees to vacate and deliver the Subleased Premises, and all keys or access cards thereto, to Sublandlord. If Subtenant does not vacate the Subleased Premises upon the expiration or earlier termination of this Sublease, Subtenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Sublease shall be applicable during that period, except that Subtenant shall at the option of Sublandlord pay to Sublandlord (in addition to any other sums payable under this Sublease) as base rental for the period of such holdover an amount equal to: (i) for the first month of such holdover, one hundred fifty percent (150%) of the Base Rent which would have been payable by Subtenant had the holdover period been a part of the original term of this Sublease; and (ii) thereafter, two hundred percent (200%) of the Base Rent which would have been payable by Subtenant had the holdover period been a part of the original term of this Sublease (in either case without waiver of Sublandlord’s right to recover damages as permitted by law) but in no event (whether during the first month of any such holdover or beyond) shall the amount payable by Subtenant hereunder be less than the amount, if any, Sublandlord is required to pay (and for which payment is actually remitted) under the Prime Lease in such event for the entire space leased by Sublandlord from the Prime Landlord including, without limitation, the Subleased Premises. The rental payable during the holdover period shall be payable to Sublandlord on demand. No holding over by Subtenant, whether with or without the consent of Sublandlord, shall operate to extend the Sublease Term. In addition to the rental payable during such holdover period, Subtenant shall and does hereby indemnify, defend and hold Sublandlord harmless from and against all claims made by Prime Landlord or any tenant or prospective tenant against Sublandlord resulting from delay by Sublandlord in delivering sole and exclusive possession of the Subleased Premises to the Prime Landlord or such other tenant or prospective tenant, to the extent caused by holding over by Subtenant. For the avoidance of doubt, Subtenant shall be required to cause all of its third party users to fully vacate the Subleased Premises in order to deliver sole and exclusive possession thereof to Sublandlord or Prime Landlord.
2.5    Security Deposit. The security deposit set forth in Section 1.10 hereof shall be held by Sublandlord for the performance of Subtenant’s covenants and obligations under this Sublease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Sublandlord’s damage in case of default hereunder by Subtenant, and shall be held by Sublandlord without payment of any interest thereon. Upon the occurrence of any Event of Default (hereinafter defined) by Subtenant under this Sublease, Sublandlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Sublandlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Sublandlord to Subtenant upon the termination of this Sublease. If any portion of the security deposit is so used or applied, Subtenant shall upon ten (10) days written notice from Sublandlord, deposit with Sublandlord by cash or cashier’s check an amount sufficient to restore the security deposit to its original amount. The Security Deposit may be assigned and transferred by Sublandlord to the successor in interest of Sublandlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account to Subtenant for such security in accordance with the terms of this Sublease, Sublandlord shall thereby be discharged of any further obligation relating thereto. If Subtenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Sublease, Sublandlord shall return the Security Deposit, or any balance thereof, to Subtenant after the later of thirty (30) days after: (a) the Expiration Date or earlier termination of the Sublease Term; or (b) the date by which Subtenant has vacated the Subleased Premises in accordance with the terms hereof. Except as otherwise required by law, Subtenant shall not be entitled to any interest on the aforesaid security deposit.
ARTICLE 3 ‑ OCCUPANCY AND USE
3.1    Use; Compliance. The Subleased Premises shall be used and occupied only for the Permitted Use as set forth in Section 1.8 hereof. Subtenant, at its expense, shall comply with all applicable laws and other legal requirements and with the rules and regulations of the Property in effect from time to time (collectively, “Applicable Laws”). If Subtenant is not complying with such legal requirements, rules and regulations, which noncompliance continues beyond the expiration of all applicable notice and cure periods, if any, Sublandlord, may, at its election, and without waiving any right or default, enter the Subleased Premises without liability therefor and fulfill Subtenant’s obligations at Subtenant’s expense. Notwithstanding the foregoing, Subtenant shall not be obligated to comply with applicable laws or legal requirements requiring any structural alterations to the Subleased Premises or alterations to the Building’s mechanical, electrical, plumbing, life-safety or other systems unless the application of such applicable laws or legal requirements arises from (i) the specific manner and nature of Subtenant’s use or occupancy of the Subleased Premises, as distinct from general office use; (ii) alterations made by Subtenant; or (ii) a breach by Subtenant of any provisions of this Sublease. Further notwithstanding the foregoing, Subtenant shall not be obligated to remedy or cure any condition within the Subleased Premises which is not in compliance with Applicable Laws as of the Effective Date.
3.2    Entry. Notwithstanding anything herein to the contrary, Sublandlord or its authorized agents shall at any and all reasonable times have the right to enter the Subleased Premises pursuant to the terms of Section 25.9 of the Original Lease, without liability therefor, upon reasonable prior notice to Subtenant (which may be oral) except in an emergency, when no notice shall be required. Subtenant shall be entitled to have a representative accompany Sublandlord during such access, except in a situation reasonably believed by Sublandlord to constitute an emergency (an “Emergency Condition”), where Sublandlord may enter the Subleased Premises unaccompanied. In the event of an Emergency Condition, Sublandlord shall use reasonable efforts to contact Subtenant as soon as practicable regarding Sublandlord’s entry to the Subleased Premises.
ARTICLE 4 ‑ UTILITIES AND SERVICES
Except as set forth below with respect to any excess electrical usage, all electricity used by Subtenant in the Subleased Premises shall be paid for by Subtenant. Subtenant shall be required to pay for all electricity consumed in the Subleased Premises during the Sublease Term. Subtenant shall pay for such electricity on a monthly or other periodic basis as determined by Sublandlord (which shall be no more frequently than monthly), and bills for electric shall be due within thirty (30) days following written demand. Subtenant’s use of electrical service in the Subleased Premises shall not exceed, either in voltage, rated capacity, use or overall load that Sublandlord deems to be standard for the Building. Subtenant and Sublandlord agree that Subtenant’s share of the electricity shall be 74% of the charges for the tenth floor (i.e., 13,134/17,842 = 74%) subject to the following provisions of this Article 4.

In the event Subtenant shall consume (or request that it be allowed to consume) electrical service in excess of that deemed by Prime Landlord to be standard for the Building, Sublandlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Sublandlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Subtenant as additional rent. Sublandlord shall have the right to separately meter electrical usage for the Subleased Premises at any time during the Sublease Term or to use any other method of measuring electrical usage that Sublandlord, in its reasonable judgment, deems to be appropriate, provided the cost of any such separate metering shall be borne solely by Sublandlord.
Except as expressly provided above, Sublandlord is not responsible for providing any services or utilities to Subtenant. Sublandlord shall, however, cooperate with Subtenant, at no cost to Sublandlord, to attempt to cause Prime Landlord to comply with its obligations under the Prime Lease with respect to the Subleased Premises and to provide all such services and utilities for the benefit of the Subleased Premises. Failure or cessation in the furnishing of any services or utilities shall not render Sublandlord liable to Subtenant in any respect for damages to either persons or property, nor be construed as an eviction by Sublandlord, nor work an abatement of rent, nor relieve Subtenant from fulfillment of any covenant or agreement in this Sublease, provided that Subtenant shall have the right to rent abatement pursuant to Section 14.1(b) of the Original Lease to the extent Sublandlord is entitled to such abatement pursuant to such Section.
ARTICLE 5 ‑ REPAIRS AND MAINTENANCE
5.1    Sublandlord Repairs. Sublandlord shall have no obligation to repair, maintain, refurbish or make replacements for the Subleased Premises (collectively, “repairs”), whether or not arising out of fire, other casualty, or in connection with the need for normal maintenance and repair. Sublandlord shall, however, cooperate with Subtenant, at no cost to Sublandlord, to attempt to cause Prime Landlord to comply with its obligations under the Prime Lease with respect to the Subleased Premises and to provide such repairs for the benefit of the Subleased Premises.
5.2    Subtenant Repairs. Subtenant shall, at its sole cost and expense, repair and maintain the Subleased Premises in accordance with Section 8.1 of the Original Lease. In addition, Subtenant shall be responsible for the cost to repair or replace any damage or injury in or about the Subleased Premises or the Property caused by any act or omission of Subtenant or Subtenant’s agents, employees, contractors or invitees. Notwithstanding any provision herein to the contrary, Subtenant shall not be obligated to remedy or cure any condition within the Subleased Premises which is not in compliance with Section 8.1 of the Original Lease as of the Effective Date. At the termination of this Sublease, by lapse of time or otherwise, Subtenant shall deliver the Subleased Premises to Sublandlord in the same repair and condition as existed on the Effective Date, normal wear and tear and damage by fire or other casualty excepted.
5.3    Sublandlord Access. Notwithstanding any provision herein to the contrary, Sublandlord shall retain the right to access through the Subleased Premises the air conditioning unit servicing Sublandlord’s gym located on the tenth floor of the Building, provided, Sublandlord shall provide Subtenant with reasonable prior notice of its intent to exercise such access rights and, in any event, Sublandlord shall use commercially reasonable efforts to minimize interference with Subtenant’s operations within the Subleased Premises in conjunction therewith.

ARTICLE 6 ‑ ALTERATIONS AND IMPROVEMENTS
6.1    Subtenant shall not make or allow to be made any alterations, physical additions or improvements (collectively, “Alterations”) in or to the Subleased Premises without first obtaining the written consent of Sublandlord (which consent shall not be unreasonably withheld, delayed or conditioned) and Prime Landlord. It shall not be unreasonable for Sublandlord to withhold its consent to any Alterations if Prime Landlord requires their removal (at the expiration of the term of the Prime Lease) in connection with the provision of Prime Landlord’s consent thereto. Subtenant shall have no authority or power, express or implied, to create or cause the imposition of any mechanic’s lien, materialman’s lien, or other charge or encumbrance of any kind against the Subleased Premises or any other part of the Property. Notwithstanding anything contained herein to the contrary, Subtenant shall not be required to remove any Alterations in or to the Subleased Premises at the expiration or earlier termination of this Sublease that were made in accordance with the terms of this Article 6. Further notwithstanding anything herein to the contrary, Subtenant shall have no obligation or responsibility for removing any Alterations (or otherwise restoring the Subleased Premises to the condition prior to such Alterations), to the extent such Alterations were made or installed prior to the Effective Date.
ARTICLE 7 ‑ PRIME LEASE
7.1    Compliance with Prime Lease. Except as expressly set forth in Section 7.2 below, Subtenant shall comply with all of the provisions of the Prime Lease that are to be observed or performed by Sublandlord as tenant thereunder with respect to the Subleased Premises. Subtenant shall not, by any act or omission, cause Sublandlord to be in violation of or in default under the Prime Lease.
7.2    Incorporation of Prime Lease. The Prime Lease is as described above in Section 1.9 is incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Section 7.2 or otherwise by this Sublease, for the purpose of incorporation by reference, each and every term, covenant and condition of the Prime Lease binding or inuring to the benefit of the Prime Landlord shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the Sublandlord (as Tenant thereunder) shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and, except as expressly provided herein, as if the words “Landlord” and “Tenant”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease (except with respect to the term “Landlord”, wherever the same appears in the Original Lease in the last sentence of Section 8.1; and in Section 13.8; Article XIV; Article XVII; Article XVIII; Section 22.2; and Section 25.16) and as if the word “Premises,” or words of similar import, wherever the same appear in the Lease, were construed to mean “Subleased Premises” in this Sublease, and as if the word “Lease,” or words of similar import, wherever the same appear in the Prime Lease, were construed to mean this “Sublease”. Notwithstanding anything herein to the contrary, Subtenant agrees to be bound by all obligations and responsibilities of Sublandlord as Tenant under the Prime Lease and Sublandlord agrees to be bound by all obligations and responsibilities as Landlord under the Prime Lease, except as to the following covenants, agreements, terms and conditions and such following covenants, agreements, terms and conditions of the Prime Lease are not incorporated herein: In the Original Lease: the Preliminary Statement; Article 1; in Section 2.2, the reference to any Terrace other than the Terrace appurtenant to the 19th Floor; Article III; Article IV; Article V; Section 9.1; in Section 9.2, the phrase “including the initial Alterations in each portion of the Premises (including the Compliance Work)”; Section 9.4; the first, fourth and fifth sentences of Section 10.1; Article XI; Article XII Section 15.3; Section 15.5 (insofar as Sublandlord and Subtenant are concerned vis. a vis. one another); Section 21.4; Section 23.6; Article XXIV; Section 25.1, Section 25.3; Exhibit B; Exhibit C; Exhibit D; Exhibit E; Exhibit H; the entire First Amendment other than Section 5.a) of the First Amendment; and the entire Second Amendment. Notwithstanding anything to the contrary, it is expressly recognized and agreed that Sublandlord shall not be obligated to perform any repairs or restoration to the Subleased Premises or to perform or provide any particular service of any nature whatsoever to the Subleased Premises, including, without limitation, the provision of utilities, HVAC service, elevators, char or cleaning or trash removal, it being the intent of the parties that Prime Landlord, as opposed to Sublandlord, perform the repairs or restoration required by the Prime Landlord under the Prime Lease and furnish and provide to the Subleased Premises the services required under the Prime Lease. Except as otherwise provided for herein (including the foregoing exceptions), Subtenant’s assumption of the obligations of Sublandlord under the Prime Lease as herein provided are for the benefit of both Prime Landlord and Sublandlord, and may be enforced by either Prime Landlord or Sublandlord.
7.3    Subject to Prime Lease. This Sublease is expressly subject to and inferior to the Prime Lease.
7.4    Familiarity With Prime Lease. Subtenant represents that it has read and is familiar with all of the provisions of the Prime Lease.
7.5    Sublandlord’s Obligations Re Prime Lease. Provided Subtenant is not in default hereunder (after consideration of any applicable notice and cure period), Sublandlord shall pay the rent due to Prime Landlord and shall otherwise comply with the terms of the Prime Lease, so as not to cause a default under the Prime Lease. If under the Prime Lease any right or remedy of Sublandlord is subject to or conditioned upon Sublandlord’s making any demand on Prime Landlord or giving any notice or request to Prime Landlord then, if Subtenant shall so request, Sublandlord shall promptly make such demand or give such notice or request. At Subtenant’s expense and request, Sublandlord will take all reasonable actions necessary to enable Subtenant to enforce the Sublandlord’s rights as tenant under the Prime Lease with respect to the Sublease Premises. If Prime Landlord shall give any notice of failure or default under the Prime Lease, then Sublandlord shall promptly furnish Subtenant with a copy thereof.

7.6    Representations of Sublandlord/Prime Lease Termination. Sublandlord represents that (a) the Prime Lease is in full force and effect, and (b) neither Sublandlord nor, to Sublandlord’s actual knowledge (without duty of investigation), Prime Landlord, is in default under the Prime Lease. Sublandlord shall not voluntarily terminate the Prime Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Prime Lease, and Sublandlord shall not amend the Prime Lease in a manner adverse to Subtenant in any material respect. If the Prime Lease terminates for any reason, then this Sublease shall also terminate. Sublandlord shall not be liable for any such termination unless such termination shall have arisen out of a default by Sublandlord under the Prime Lease, but which default did not arise out of a default by Subtenant hereunder.

ARTICLE 8 ‑ CASUALTY AND INSURANCE
8.1    Damage. If the Subleased Premises shall be damaged by any cause, Subtenant shall give prompt written notice thereof to Sublandlord.
8.2    Damage from Certain Causes. Notwithstanding any other provision of this Sublease or the Prime Lease to the contrary, Sublandlord shall not be liable to Subtenant, or to Subtenant’s employees, agents, subtenants, licensees, invitees, or visitors, or to any other person whomever, for any loss, or any damage to or loss of any property or death or injury to any person occasioned by or arising out of (a) except to the extent caused by or attributable to the negligence or intentional misconduct of the Sublandlord, its employees, agents, contractors or representatives (collectively, the “Sublandlord Parties”), the condition or design of or any defect in or failure to repair the Subleased Premises or the Property or any part or component thereof (including without limitation any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment), other than the portion of the Premises (as defined in the Prime Lease) not included in the Subleased Premises; or (b) acts or omissions of Prime Landlord, other tenants or occupants in the Property or of any other persons whomever; or (c) burglary, theft, vandalism, malicious mischief, fire, act of God, public enemy, criminal conduct, court order or injunction, riot, strike, insurrection, war, requisition or order of governmental authority, or any other matter beyond the reasonable control of Sublandlord; (d) except to the extent caused by or attributable to the negligence or intentional misconduct of the Sublandlord Parties, repair or alteration of any part of the Subleased Premises or Property other than the portion of the Premises not included in the Subleased Premises; or (e) violation or default by Prime Landlord under the Prime Lease (including without limitation slow‑down, interruption, failure or cessation of any service to be provided by Prime Landlord).
8.3    Indemnification. Subject to the provisions of Section 8.4 below, Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against all fines, suits, claims, demands, loss, cost, liability, judgments and expenses (including attorneys’ fees and any liability Sublandlord may have to Prime Landlord) of every kind in connection with any loss, or any death or injury to person or damage to or loss of property to the extent caused by the negligence or willful misconduct of Subtenant, its employees, agents, subtenants, licensees, invitees, or visitors or any other person entering the Property or the Subleased Premises under express or implied invitation or permission of Subtenant, or arising out of the occupancy or use of the Subleased Premises by Subtenant. Notwithstanding the foregoing, Subtenant’s indemnification and hold harmless obligations herein shall not extend or apply to any fines, suits, claims, demands, loss, cost, liability, judgments and expenses (including attorneys’ fees and any liability to Prime Landlord) in connection with any loss, or any death or injury to person or damage to or loss of property caused by the negligence or willful misconduct of the Sublandlord Parties. Subject to the provisions of Section 8.4 below, Sublandlord hereby agrees to indemnify and hold Subtenant harmless from and against all fines, suits, claims, demands, loss, cost, liability, judgments and expenses (including attorneys’ fees and any liability to Prime Landlord) of every kind in connection with any loss, or any death or injury to person or damage to or loss of property to the extent caused by the negligence or willful misconduct of the Sublandlord Parties. The indemnification obligations under this Sublease shall survive the expiration or termination of this Sublease.
8.4    Waiver of Recovery and Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant severally waive any claim in its favor against the other (REGARDLESS OF CAUSE, INCLUDING NEGLIGENCE OF THE OTHER OR ITS AGENTS OR EMPLOYEES, AND STRICT LIABILITY OF ANY KIND) for loss of or damage to any of its property located on or constituting a part of the Subleased Premises or the Property, by reason of fire or the elements, or any other cause that is insured, or is insurable (whether or not actually insured) by the terms of standard fire and extended coverage insurance in the state where the Building is located, regardless of the amount of the proceeds, if any, payable under such insurance.
8.5    Insurance. Subtenant hereby agrees that it shall obtain and maintain the same insurance with respect to the Subleased Premises as Sublandlord is required to maintain under the Prime Lease (including, without limitation, Article XIII of the Original Lease), all such policies naming Prime Landlord and Sublandlord as additional insureds, as their interests may appear. Without limiting the generality of the foregoing, the insurance carried by Subtenant with respect to the Subleased Premises and property therein or occurrences thereon shall include a waiver of the insurer’s rights of subrogation against Sublandlord
ARTICLE 9 ‑ ASSIGNMENT OR SUBLEASE
9.1    Subtenant shall not assign, sublet, transfer or hypothecate, in whole or in part, this Sublease, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord as provided for herein, and in no event shall any such assignment or sublease ever release Subtenant or any guarantor from any obligation or liability hereunder.
    (a)    Notwithstanding the foregoing, Sublandlord agrees that, so long as no Event of Default by Subtenant then exists (i) Sublandlord shall not unreasonably condition, delay or withhold its consent with respect to any assignment or subletting of the Sublease; and (ii) the consent of Sublandlord shall not be required (but at least ten (10) days prior written notice must be provided to Sublandlord) in the event of any sublease or assignment to: (a) any entity which controls Subtenant, is controlled by Subtenant or is under common control with Subtenant (for the purpose hereof, “control” shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such entity, or otherwise direct affairs of such entity, whether through ownership of equity participation, voting securities, beneficial interest, by contract or other legally enforceable means); and (b) any entity which purchases all or substantially all of Subtenant’s assets or ownership interest; provided that any such successor entity shall have a tangible net worth not less than the greater of Subtenant’s tangible net worth as of the Execution Date or as of the date of Subtenant’s notice. Subtenant agrees to provide reasonable substantiation of Subtenant’s and the successor entity’s tangible net worth with Subtenant’s notice.
    (b)    In the event that both Sublandlord and Prime Landlord consent to an assignment or sublease of this Sublease, Subtenant shall pay to Sublandlord as Additional Rent, 50% of any amount in excess of the Base Rent and Additional Rent due hereunder which Subtenant receives on account of the sublease or assignment of this Sublease after first deducting the reasonable actual costs of brokerage commission, legal fees and tenant improvements incurred by Subtenant in connection with the sublease or assignment.
(c)    The foregoing provisions shall expressly not apply to third party users described in the Permitted Use provisions of this Sublease, i.e., such third party users shall not require the consent of either Sublandlord or Prime Landlord recognizing, however that in all events such third party users shall be required to enter into a commercially reasonable license or occupancy agreement expressly requiring that such user comply in all aspects of its occupancy and use of the Subleased Premises and the operation of its business in the Subleased Premises (including, without limitation, any improvements or alterations) in accordance with the provisions of this Sublease and all applicable laws. For the avoidance of doubt, in no event shall a third party user be granted rights to its own separately subdivided or demised area within the Subleased Premises nor shall any such party’s use of any space in the Premises permissible under this subsection (c) be other than as a user of the shared office facilities and services to be provided in the Subleased Premises by Subtenant. Any occupancy by a third party user of a separately subdivided or demised area shall be subject to the provisions contained in sections (a) and (b) above.
ARTICLE 10 - DEFAULT AND REMEDIES
10.1    Default by Subtenant. It shall be an “Event of Default” hereunder if an “Event of Default” (as defined in Section 19.1 of the Original Lease, except an Event of Default hereunder shall not include an Event of Default under the Original Lease Documents as such terms are defined in the Original Lease) shall occur.
10.2    Remedies for Subtenant’s Default. If there shall be an Event of Default as set forth in Section 10.1 above, Sublandlord may treat the occurrence of any one or more of such events as a breach of this Sublease, and shall have the same rights and remedies available to the Prime Landlord with respect to such Event of Default under Section 19.2 of the Original Lease.
Sublandlord’s exercise, following a default by Subtenant under this Sublease, of any right granted hereunder or under any applicable law to lock out or change the locks securing the Subleased Premises shall not impose upon Sublandlord any duty to notify Subtenant of the name and address or telephone number of the individual or company from whom a new key may be obtained, nor shall Sublandlord have any duty to provide Subtenant with a new key or any other means of access to the Subleased Premises. Sublandlord and Subtenant agree that the parties hereto intend that all rights and remedies of Sublandlord under this Sublease or otherwise available to Sublandlord under applicable law shall supersede any conflicting provisions of the Virginia Code, and any amendments, modifications, recodification or other changes thereto.
10.3    Remedies Cumulative. Except as may be otherwise specified herein, all rights and remedies of Sublandlord or Subtenant herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.
10.4    Notice to Prime Landlord. Subtenant shall serve written notice of any claimed default or breach by Sublandlord under this Sublease upon Prime Landlord. Notwithstanding anything to the contrary contained herein, Subtenant shall allow Prime Landlord the same period following its receipt of such notice to cure such default or breach as is afforded Sublandlord plus an additional ten (10) days.
ARTICLE 11 ‑ MISCELLANEOUS
11.1    Authority. Prior to or upon execution of this Sublease, Subtenant shall deliver to Sublandlord incumbency certificates, organizational status certificates and/or other documents evidencing to Sublandlord’s reasonable satisfaction the signatory authority of the individual executing this Sublease on Subtenant’s behalf.
11.2    Attorney’s Fees. In the event of any action or proceeding brought by either party under this Sublease against the other party hereto, the prevailing party shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees, in such action or proceeding.
11.3    Notices. All notices, consents, approvals, demands, and requests (collectively “Notices”) which are required or desired to be given by either party to the other hereunder shall be given in accordance with Section 25.5 of the Original Lease, except as to the identities and addresses of the parties, which shall be as follows:
If to Sublandlord:

FBR & CO.
1001 19th Street North, Suite 1100
Arlington, Virginia 22209
Attn: Mark Brewer

with a mandatory copy of any notices of default to:

Grossberg, Yochelson, Fox & Beyda, LLP
2000 L Street, N.W., Suite 675
Washington, DC 20036
Attn.: Richard F. Levin, Esquire

If to Subtenant:

MCG Capital Corporation
[At the Subleased Premises]
Attn: Tod Reichert, Esq.

with a mandatory copy of any notices of default to:

Dow Lohnes PLLC
Six Concourse Parkway, Suite 1800
Atlanta, Georgia 30328
Attn: David L. Lester, Esq.

Any notices or demands to be given shall be in writing and sent to Sublandlord or Subtenant, respectively, at the addresses set forth above or at such other address as either such party shall designate by written notice to the other party and may be given by personal delivery, certified mail, return receipt requested, postage prepaid, or recognized overnight delivery service. Any notice sent in compliance with this Section 11.3 shall be deemed given on the date of delivery in the case of personal delivery, on the date of receipt or refusal to receive after mailing in the case of mailing, or on the next business day in the case of overnight delivery service.
11.4    Submission of Sublease. Submission of this Sublease to Subtenant for signature does not constitute a reservation of space or an option to Sublease. This Sublease is not effective until execution by and delivery to both Sublandlord and Subtenant.
11.5    Brokers. Except for Sublandlord’s obligation to pay a commission to Cassidy Turley Commercial Real Estate (which has acted as Subtenant’s broker) under a separate commission agreement entered into by and between Sublandlord’s broker, UGL Services-Equis Operations and Cassidy Turley Commercial Real Estate, Sublandlord and Subtenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Sublease due to any action of the indemnifying party.
11.6    Severability. If any provision of this Sublease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Sublease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
11.7    Successors. This Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective heirs, personal representatives, successors and assigns.
11.8    Interpretation. The captions appearing in this Sublease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section. The laws of the Commonwealth of Virginia and applicable United States federal law shall govern the validity, performance and enforcement of this Sublease. This Sublease shall not be construed more or less favorably with respect to either party as a consequence of the Sublease or various provisions hereof having been drafted by one of the parties hereto.
11.9    Entire Agreement. IT IS EXPRESSLY AGREED BY THE PARTIES HERETO, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS SUBLEASE, THAT THIS SUBLEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS SUBLEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS SUBLEASE.
11.10    Amendment. THIS SUBLEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY SUBLANDLORD AND SUBTENANT.
11.11    Limitation of Warranties. SUBLANDLORD AND SUBTENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS SUBLEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS SUBLEASE.
11.12    Waiver and Releases. SUBTENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS SUBLEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. SUBTENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.
11.13    Waiver of Trial by Jury. SUBTENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY REGARDING ANY DISPUTE ARISING UNDER OR RELATING TO THIS SUBLEASE AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF SUBLANDLORD, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

ARTICLE 12 – SPECIAL PROVISIONS
12.1    Signage. Sublandlord, at Sublandlord’s expense, shall use commercially reasonable efforts to cause the Prime Landlord to provide standard signage for Subtenant on the Building directory in the Building’s main lobby and on the suite entry door of the Subleased Premises. With the exception of any cost to obtain Prime Landlord’s consent to the initial signage, Subtenant shall bear all costs and expenses of the directional, directory and suite signage. Except as provided above,

Subtenant shall not install any signage in the Subleased Premises that is visible from the exterior of the Subleased Premises without the prior written consent of the Sublandlord and Prime Landlord provided in accordance with the provisions of the Prime Lease.
12.2    Parking. Sublandlord shall cause the Prime Landlord (or the garage operator), to provide up to one (1) unreserved parking permit per each 450 square feet of the Subleased Premises, of which two (2) such permits may be for reserved parking permits. Subtenant shall pay to the Prime Landlord (or the garage operator directly) the stated rate in effect from time to time for any such parking which Subtenant elects to lease. Subtenant’s parking rights under this Section 12.2 are personal to Subtenant and non-transferable. Subtenant shall abide by all applicable rules and regulations of Sublandlord, Prime Landlord and/or the Building garage operator related to the parking spaces provided under this Section, and shall hold Sublandlord, Sublandlord’s agents, contractors and employees harmless from and against all losses and liabilities, if any, arising from the use of such spaces by Subtenant or its employees, agents, contractors or representatives. Notwithstanding the foregoing, the parties acknowledge and agree that Subtenant shall deal directly with the garage operator for the lease of the unreserved parking permits (as opposed to the 2 reserved permits which shall be allocated to Subtenant from Sublandlord’s reserved permits allocation), provided, such direct dealing with the garage operator by Subtenant shall not relieve Sublandlord of its obligation to cause Prime Landlord (or the garage operator) to provide Subtenant with the number of parking spaces required hereunder.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Executed under seal and made effective upon the Execution Date.
SUBLANDLORD
FBR & CO., a Virginia corporation formerly known as FBR Capital Markets Corporation

By: /s/ Bradley J. Wright (SEAL)
Officer Name: Bradley J. Wright
Officer Title: Executive Vice President,
Chief Financial Officer and Chief Accounting Officer

SUBTENANT
MCG CAPITAL CORPORATION,
a Delaware corporation
By: /s/ B. Hagen Saville (SEAL)
Officer Name: B. Hagen Saville
Officer Title: President

EXHIBIT A

DEPICTION OF SUBLEASED PREMISES

OFFICE
CLOSET
PANTRY
LAN
ELECTRICAL CLOSET
CONFERENCE ROOM
WORK ROOM
OPEN OFFICE

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EXHIBIT B
FURNITURE

2. no conference chairs around this table
3. One cube has been removed.
5. Conference room has 20 chairs. 6 Aaron and 14 leather chairs
1. this is two offices and each has a typical office setup
4. this office has 5 computer desk and 5 chairs.

a) Each office has a desk and task chair (Aaron) except one, see note 4

b) There are 72 silver/grey three drawer filing cabinets located within the space.

c) With the exception of note 3, all cubes are laid out as shown with a task chair (Aaron) and all cubes have two pedestals.

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